Exhibiit 25.1
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                                     SECURITIES AND EXCHANGE COMMISSION
                                           Washington, D.C. 20549

                                             ------------------

                                                  FORM T-1
                                             ------------------

     STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

       CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  X
                                                                                                  -----

                                         -------------------------

                                         FIRST UNION NATIONAL BANK
                            (Exact name of trustee as specified in its charter)

        United States National Bank                                             56-0900030
        (State of incorporation if                                              (I.R.S. employer
        not a national bank)                                                    identification no.)

        First Union National Bank
        230 South Tryon Street, 9th Floor
        Charlotte, North Carolina                                               28288-1179
        (Address of principal                                                   (Zip Code)
        executive offices)

                                                SAME AS ABOVE
                                                -------------

                               (Name, address and telephone number, including
                                 area code, of trustee's agent for service)

                                    COCA-COLA BOTTLING CO. CONSOLIDATED

                            (Exact name of obligor as specified in its charter)

                                                  DELAWARE

                       (State or other jurisdiction of incorporation or organization)

                                                 56-0950585
                                    (I.R.S. employer identification no.)

                                    Coca-Cola Bottling Co. Consolidated
                                             1900 Rexford Road
                                      Charlotte, North Carolina 28211

                       (Address, including zip code, of principal executive offices)
                                     ---------------------------------

                                      5.75% Installment Notes Due 2006
                                     (Title of the indenture securities)
                                    -----------------------------------
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ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.
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      Name                                                        Address
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

Federal Reserve Bank of Richmond, VA                             Richmond, VA

Comptroller of the Currency                                      Washington, D.C.

Securities and Exchange Commission
Division of Market Regulation                                    Washington, D.C.

Federal Deposit Insurance Corporation                            Washington, D.C.

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        (b) Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR AND UNDERWRITERS.

        If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

        None. Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer this Item 2, the answer to said Item is based on incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

ITEMS 3-15.

        Because the obligor is not in default on any securities issued under indentures under which the applicant is trustee, Item 3 through 15 are not required herein.

ITEM 16.  LIST OF EXHIBITS.

      All exhibits identified below are filed as a part of this statement of eligibility.

      *1. A copy of the Articles of Association of First Union National Bank as now in effect, which contain the authority to commence business and a grant of powers to exercise corporate trust powers.

      *2. A copy of the certificate of authority of the trustee to commence business, if not contained in the Articles of Association.

       3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in exhibits (1) or (2) above.

      *4. A copy of the existing By-laws of First Union National Bank, or instruments corresponding thereto.

       5. Inapplicable.

       6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included on signature page of this Form T-1 Statement.

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       7. A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

       8. Inapplicable.

       9. Inapplicable.

----------------------
* Incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of First Union National Bank, filed as Exhibit 25.1 to Form S-4 Registration Statement of Unifi, Inc. filed with the Securities and Exchange Commission on April 2, 1998 (Registration No. 333-49243).



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                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Charlotte, and State of North Carolina, on the 4th day of April, 1999.

                                            FIRST UNION NATIONAL BANK
                                                   (trustee)

                                            By:    /s/ Shannon Schwartz
                                                   ---------------------------
                                            Name:  Shannon Schwartz
                                            Title: Assistant Vice President


                               CONSENT OF TRUSTEE

        Under section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issuance by Coca-Cola Bottling Co. Consolidated of 5.75% Installment Notes Due 2006, First Union National Bank as the trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

                                            FIRST UNION NATIONAL BANK


                                            By:    /s/ Shannon Schwartz
                                                   ---------------------------
                                            Name:  Shannon Schwartz
                                            Title: Assistant Vice President


Dated:  April 4, 1999


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[LOGO APPEARS HERE]

Comptroller of the Currency
Administrator of National Banks
Washington, D.C.  20219

                                   CERTIFICATE


        I, Julie L. Williams, Acting Comptroller of the Currency, do hereby certify that:


        1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

        2. "First Union National Bank," Charlotte, North Carolina, (Charter No. 000001) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.


                                                  IN TESTIMONY WHEREOF, I have
                                                  hereunto subscribed my name
                                                  and caused my seal of office
                                                  to be affixed to these
                                                  presents at the Treasury
                                                  Department in the City of
                                                  Washington and District of
                                                  Columbia, this 26th day of
                                                  August, 1998.

                                                    /s/ Julie L. Williams
                                                    ------------------------
                                                    Acting Comptroller
                                                    of the Currency


[SEAL OF THE COMPTROLLER
  OF THE CURRENCY]


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                        Consolidated Report of Condition for Insured Commercial and State-Chartered Savings
                                                   Bank for December 31, 1998

         Line                                               Description                                            Value
Call Date               12/31/1998
Bank Name               First Union National Bank
Address                 2 First Union Center
City                    Charlotte
County                  Mecklenburg
Short Name              FUNB
Zip Code                28288-0201
Certificate Number      33869
State                   NC
Charter Type            1
RC.1.a.                 Cash and balances due, noninterest-bearing balances & currency & coin                           12220276
RC.1.b.                 Cash and balances due, interest-bearing balances                                                 2533262
RC.2.a.                 Securities, held-to-maturity                                                                     1891097
RC.2.b.                 Securities, available-for-sale                                                                  36783824
RC.3.                   Federal funds sold and securities purchased under agreements to resell                           8034320
RC.4.a.                 Loans and leases, net of unearned income                                                       133283216
RC.4.b.                 Less: allowance for loan and lease losses                                                        1810465
RC.4.c.                 Less: allocated transfer risk reserve                                                                 0
RC.4.d.                 Loans and leases, net of unearned income, allowance, and reserve                               131472751
RC.5.                   Trading assets                                                                                   7042399
RC.6.                   Premises and fixed assets (including capitalized leases)                                         3165970
RC.7.                   Other real estate owned                                                                           128223
RC.8.                   Investments in unconsolidated subsidiaries and associated companies                               323890
RC.9.                   Customers' liability to this bank on acceptances outstanding                                     1268425
RC.10.                  Intangible assets                                                                                5200418
RC.11.                  Other assets                                                                                    12418468
RC.12.                  Total assets                                                                                   222483323
RC.13.a.                Deposits in domestic offices                                                                   137007272
RC.13.a.(1)             Noninterest-bearing deposits, domestic                                                          26154252
RC.13.a.(2)             Interest-bearing deposits, domestic                                                            110853020
RC.13.b.                Deposits in foreign offices, Edge & Agreement subsidiaries and IBFs                             10021556
RC.13.b.(1)             Noninterest-bearing deposits, foreign                                                             477500

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

RC.13.b.(2)             Interest-bearing deposits, foreign                                                               9544056
RC.14.                  Federal funds purchased and securities sold under agreements to repur.                          19607885
RC.15.a.                Demand notes issued to the U.S. Treasury                                                          389283
RC.15.b.                Trading liabilities                                                                              5075053
RC.16.a.                Other borrowed money, remaining maturity of one year or less                                    14089286
RC.16.b.                Other borrowed money, remaining maturity of more than 1 thru 3 years                             2371510
RC.16.c.                Other borrowed money, remaining maturity of more than three years                                 767010
RC.18.                  Bank's liability on acceptances executed and outstanding                                         1280934
RC.19.                  Subordinated notes and debentures                                                                4045123
RC.20.                  Other liabilities                                                                                9151594
RC.21.                  Total liabilities                                                                              203806506
RC.23.                  Perpetual preferred stock and related surplus                                                     160540
RC.24.                  Common stock                                                                                      454543
RC.25.                  Surplus (exclude all surplus related to preferred stock)                                        13206325
RC.26.a.                Undivided profits and capital reserves                                                           4441457
RC.26.b.                Net unrealized holding gains (losses) on available-for-sale securities                            417625
RC.27.                  Cumulative foreign currency translation adjustments                                                -3673
RC.28.                  Total equity capital                                                                            18676817
RC.29.                  Total liabilities and equity capital                                                           222483323
RC.M.1.                 Most comprehensive level of auditing by independent external auditors                               N/A

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